SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported):  December 8, 2005
                  ----------------

                           WESTSIDE ENERGY CORPORATION
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             (Exact name of registrant as specified in its Charter)

          Nevada                    0-49837                  88-0349241
    (State or other             (Commission File           (IRS Employer
jurisdiction of Incorporation)      Number)             Identification Number)


4400 Post Oak Parkway, Suite 2530, Houston, Texas                77027
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number,
including area code:   713/ 979-2660
                       -------------

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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 8, 2005, effective January 1, 2006, Douglas G. Manner was appointed as Registrant's Chief Operating Officer. Effective March 30, 2005, Mr. Manner was elected to the Registrant's Board of Directors. Prior to being appointed as Registrant's Chief Operating Officer, Mr. Manner was serving as Senior Vice President and Chief Operating Officer of Kosmos Energy, LLC, which is a private energy company exploring for oil and gas in the offshore regions of West Africa. He joined Kosmos Energy in January 2004. Prior to Kosmos Energy, Mr. Manner served as President and Chief Operating Officer of White Stone Energy, a Houston based oil and gas advisory firm from August 2002 until December, 2003. From May 2001 until June 2002, Mr. Manner served as Chairman and Chief Executive Officer of Mission Resources, and he previously served as Chief Executive Officer and President of Bellwether Exploration, one of Mission's predecessor companies, from June 2000 until May 2001. Mr. Manner was named Chairman of the Board at Bellwether in December 2000. Bellwether was comprised of core domestic assets as well as operations in Ecuador and the Ukraine. Mr. Manner joined Bellwether in May 2000 from Gulf Canada Resources Limited where he served as Vice President and Chief Operating Officer from July 1998 through May 2000. Mr. Manner's previous experience includes 15 years (1981 through 1996) with Ryder Scott Petroleum Engineers, an international independent reservoir engineering firm. He joined the company as a consulting reservoir engineer in 1981. Mr. Manner has served on the boards of directors for Gulf Midstream Service, ROC Oil and Petrovera Energy Company. In addition to serving on our board, Mr. Manner also serves on the Board of Managers of White Stone Energy, and the Board of Directors of Resolute Energy and Zenas Corp. Mr. Manner received a
Bachelor's of Science degree in mechanical engineering from Rice University in 1977. He is a professional engineer certified by the Texas Board of Professional Engineers, and he is a member of the Society of Petroleum Engineers.

         Mr. Manner has entered into an employment agreement (the "Employment Agreement") with Registrant. The Employment Agreement has a two-year term, subject to earlier termination by Registrant upon certain customary events and by Mr. Manner upon certain events amounting to a sale of Registrant (such events being referred to hereinafter as a "Change of Control"). Under the Employment Agreement, Mr. Manner is to receive an annual salary of $175,000. Furthermore, per the Employment Agreement, Registrant agreed to issue to Mr. Manner as a sign-on bonus a number of shares of Registrants' common stock (the shares comprising the sign-on stock bonus are referred to hereinafter as the "Bonus Shares") equal to one and one-half times the number of any such shares that Mr. Manner purchases for cash directly from Registrant at any time on or before March 31, 2006, up to a maximum of 225,000 Bonus Shares. Of these Bonus Shares, one-third will vested immediately, one-third may become vested on the first anniversary date of the employment agreement (subject to Mr. Manner's continued employment), and one-third may become vested on the second anniversary date of the employment agreement (subject to Mr. Manner's continued employment). All of the Bonus Shares shall immediately vest upon Mr. Manner's termination of the Employment Agreement after a Change of Control. Moreover, per the Employment Agreement, Registrant agreed to issue to Mr. Manner as additional bonuses 100,000 shares (for an aggregate total of 600,000 shares) of Registrants' common stock each time that the 30-day trading average of Registrants' common stock equals or exceeds for the first time each of the following figures: $5.00, $6.00, $7.00, $8.00, $9.00 and $10.00. Upon Mr. Manner's termination of the Employment Agreement after a Change of Control, Mr. Manner shall be entitled to be issued immediately all of the 600,000 shares that have not already been issued. Mr. Manner is also entitled to participate in any and all employee benefit plans now existing or hereafter established for Registrant's employees, provided that he meets the eligibility criterion therefor.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit
Number      Exhibit Title

10.1 Employment Agreement dated December 8, 2005 between the Registrant and Douglas G. Manner


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WESTSIDE ENERGY CORPORATION
                                                     (Registrant)

Date: December 8, 2005                      By:  /s/ Jimmy D. Wright
                                                --------------------
                                            Jimmy D. Wright,
                                            Chief Executive Officer